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                                                                   Exhibit 10.53


                           RSL MANAGEMENT CORPORATION
                                  SUITE': 4200
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

                                               July 18, 1996

Mr. Itzhak Fisher
President and CEO
RSL Communications Ltd.
767 Fifth Avenue
New York, New York 10153

Dear Mr. Fisher:

            This is to confirm the agreement between RSL Management Corporation ("Sublandlord") and RSL Communications Ltd. ("Subtenant"):

            1. Sublandlord leases to Subtenant certain premises ("Suite VI") located on the 43rd floor of 767 Fifth Avenue, New York New York (the "Building").

            2. Sublandlord and Subtenant have agreed that Subtenant shall occupy Suite VI subject to the following terms and conditions:

            (1) The fixed rent shall be One Hundred Eighty Thousand Two Hundred Twenty Five Dollars ($180,225) per annum.

            (2)   The Rentable Area shall be 2,670 square feet.

            (3) This lease shall terminate on December 31, 1997 however the Subtenant shall have the right to extend this lease until December 31, 1998 for a fixed rent of Two Hundred Thousand ($200,000) per annum. The Subtenant shall notify the Sublandlord in writing by June 30, 1997 if it intends to extend this lease beyond December 31, 1997.

            Please sign and return the duplicate copy of this letter by way of your agreement to and acceptance of the terms and conditions set forth herein.

                                               RSL Management Corporation


Agreed and accepted                            BY    /s/ Jacob Z. Schuster
RSL Communications, Ltd.                            ---------------------
BY /s/ Itzhak Fisher                           Name:  Jacob Z. Schuster
------------------------------                 Title: Treasurer
NAME:  Itzhak Fisher
TITLE: Chief Executive Officer